EXHIBIT 10.29

OFFICER’S CERTIFICATE

This Officer’s Certificate (the “Certificate”) is being delivered in connection with the Amended and Restated Promissory Note dated June 21, 2005, as amended (the “Note”), by and between CORD BLOOD AMERICA, INC., a Florida corporation (the “Company”), and CORNELL CAPITAL PARTNERS, LP (the “Lender”). Terms used herein and not otherwise defined shall have the meanings ascribed to them in the Note.

The undersigned, Matthew Schissler, Chief Executive Officer, hereby certifies that all the conditions to the Lender’s obligation to fund the Note at the Third Closing have been satisfied and specifically:

1.

The Company authorizes the Lender to withhold $44,550.34 out of the gross proceeds of the Third Funding to satisfy all amounts past due and currently due to Tedder, James, Worden & Associates, P.A.. as described in the letter agreement attached hereto as Exhibit A.

2.

No event of default has occurred under the SEDA.

3.

No event of default has occurred under the Note or the Transaction Documents.

IN WITNESS WHEREOF, we have hereunder signed our names on July 6, 2005.

CORD BLOOD AMERICA, INC.

Name:

Matthew Schissler

Title:

Chief Executive Officer

EXHIBIT A

LETTER AGREEMENT